Rijkman Groenink, Former Chairman of ABN AMRO Holding N.V., Joins Board of Directors of Elephant Talk Communications, Inc.

SCHIPHOL, THE NETHERLANDS--(Marketwire - March 31, 2011) - Elephant Talk Communications, Inc. (OTCBB: ETAK) (www.elephanttalk.com), an international provider of business software and services to the telecommunications and financial services industries, today announced that Rijkman Groenink, a Dutch banker, investment expert and former CEO of ABN AMRO Holding N.V., is joining the company's Board of Directors, effective April 1.

"It will be a great pleasure to me as an independent director to help advance Elephant Talk Communications, which operates such a sophisticated mobile platform and has this extremely valuable product offering for the financial services industry," said Groenink.

Groenink, whose career spans nearly 35 years at ABN AMRO, served for more than seven years as Chairman of the Managing Board of ABN AMRO Holding N.V., a Dutch bank headquartered in Amsterdam. Under Groenink's leadership, the bank has been streamlined to focus on its core activities while also bolstering its operations through successful acquisitions, such as Banco Sudameris in Brazil, Delbrűck & Co. and Bethmann Maffei in Germany, Michigan National, and the acquisition of Banca Antonveneta. In November 2007 he left as Chair at ABN AMRO, following the acquisition of the bank by a consortium of banks, comprising of RBS, Fortis and Santander, realizing exceptional value for shareholders. He joined AMRO in 1974 prior to its merger with ABN.

During his bank tenure Groenink served on many supervisory Boards of Dutch and non-Dutch companies, and national and international organizations, such as the UN Advisory Council on Inclusive Finance and the Conference Board. He continues to serve in numerous directorships, memberships and advisory roles.

He is currently a partner in Atlas N.V., an investment vehicle of Marcel van Poecke, formerly CEO and co-owner of Petroplus N.V., which he successfully sold through an IPO.

Groenink received a royal knighthood in 2006, when he was appointed Officer in the Order of Oranje-Nassau by Her Majesty Queen Beatrix of the Netherlands. He was elected European Banker of the Year 2005 by the Group of 20+1, a foreign correspondent group of major European media based in Frankfurt.

Groenink received a law doctorate from the University of Utrecht, a Diploma in Business Administration from Manchester Business School, and a Diploma Honoris Causa M.B.A. in International Business from the MIB School of Management in Trieste, Italy.

Steven van der Velden, Chairman and CEO of ETAK, stated: "I am delighted to welcome Rijkman Groenink to the Board of Elephant Talk. He brings a wealth of expertise to both Elephant Talk and ValidSoft Limited (a 100% subsidiary of ETAK). I am privileged to welcome someone with senior experience in the financial services industry who has unique insight to the industry trends and needs over the medium to long term. Rijkman is joining us at a critical time in our business. He has recognized the opportunities that ValidSoft solutions bring to the new converged world and will drive those opportunities forward, together with Elephant Talk mobile platforms' capabilities." ValidSoft (www.validsoft.com), based in Ireland, is a market leader in providing telecommunications-based solutions to counter electronic fraud relating to cards, the Internet, and telephone channels.

Van der Velden noted that the appointment of Groenink brings ETAK closer to getting a majority independent board, which is among the requirements to up-list the company to a national exchange.

About Elephant Talk Communications
Elephant Talk Communications, Inc. (OTCBB: ETAK) is an international provider of business software and services to the telecommunications and financial services industry. The company enables both mobile carriers and virtual operators to offer a full suite of products, delivery platforms, support services, superior industry expertise and high quality customer service without substantial upfront investments from clients. Elephant Talk provides global telecommunication companies, mobile network operators, banks, supermarkets, consumer product companies, media firms, and other businesses a full suite of products and services that enables them to fully provide telecom services as part of their business offerings. The company offers various dynamic products that include remote health care, credit card fraud prevention, mobile internet ID security, multi-country discounted phone services, loyalty management services, and a whole range of other emerging customized mobile services. For more information, visit (www.elephanttalk.com).

About ValidSoft
ValidSoft is a subsidiary of Elephant Talk Communications, Inc. (OTCBB: ETAK), (www.elephanttalk.com) and is a market leader in providing solutions to counter electronic fraud relating to card, the internet, and telephone channels. ValidSoft's solutions are at the cutting edge of the market and are used to verify the authenticity of both parties to a transaction (Mutual Authentication), and the integrity of the transaction itself (Transaction Verification) for the mass market, in a highly cost effective and secure manner, yet easy to use and intuitive. For more information, please visit (www.validsoft.com).

Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC), copies of which is available from the SEC or may be obtained upon request from the Company.

Contact:
Elephant Talk Communications, Inc.
Mr. Steven van der Velden
Tel: + 31 20 653 59 16
www.elephanttalk.com

Investor Relations:
Alliance Advisors, LLC
Thomas P. Walsh
Tel: + 1 212-398-3486